MAXIM INTEGRATED PRODUCTS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM AGREEMENT

1.
I hereby elect to participate in the Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock, in accordance with this Enrollment Form Agreement, any special terms and conditions for my country1 set forth in the Appendix I (attached to this Enrollment Form Agreement) and the Plan. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount I specified in the online enrollment process through Morgan Stanley’s website (from 1 to 25%, in increments of 1%) of my Eligible Compensation on each payday during the Offer Period in accordance with the Plan.

3.
I understand that I will be deemed to have elected to participate and authorized the same percentage of payroll deductions, and my participation in the Plan will automatically remain in effect, from one Offer Period to the next in accordance with my payroll deduction authorization, unless I withdraw from the Plan or my employment status changes. To increase or reduce the rate of my payroll deductions, I understand I will have to complete a new enrollment through Morgan Stanley’s website during the Enrollment Period for the subsequent Offer Period, and the change in my rate of payroll deductions will become effective only at the beginning of the subsequent Offer Period.

4.
I understand that my payroll deductions shall be accumulated in a Payroll Account in my name for the purchase of Shares on the Purchase Date at the applicable purchase price as determined in Section 5 below (the “Purchase Price”). I understand that unless I withdraw from an Offer Period or my employment status changes, any accumulated payroll deductions will be used to automatically exercise my right to purchase the number of whole Shares which the balance of my Payroll Account will purchase on the Purchase Date by dividing the balance of my Payroll Account by the Purchase Price.

5.
I understand that the Purchase Price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Shares on the Offer Date and (ii) 85% of the Fair Market Value of such Shares on the Purchase Date.

6.	I acknowledge that the Plan and a prospectus relating to the Plan have been made available to me. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

1 For the purposes of this Agreement, the phrase “my country” refers to any country whose laws and regulations apply to the participant during the relevant time period, as determined by the Company at its sole discretion. I should speak with my personal legal and tax advisor for more information as to which countries this phrase may include, based on my specific circumstances.

7.
I acknowledge that, regardless of any action the Company and/or, if different, my employer (the “Employer”) take with respect to any or all income tax (including U.S., federal, state and local tax and/or non-U.S. tax), social insurance, fringe benefit tax, payroll tax, payment on account or other items related to my participation in the Plan and legally applicable to me or deemed by the Company or the Employer in their reasonable discretion to be an appropriate charge to me even if legally applicable to the Company or Employer (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan, including, but not limited to, the grant or exercise of the right to purchase Shares, the purchase of Shares under the Plan, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the right to purchase Shares to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from my wages or other cash compensation paid to me by the
Company and/or the Employer;

(b) withholding from proceeds of the sale of Shares acquired upon exercise of the right to purchase Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or

(c) withholding in Shares to be issued upon exercise of the right to purchase Shares, provided, however, that if I am a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and I am participating in the Non-423(b) Component, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(c) herein and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then I shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, to avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, I am deemed to have been issued the full number of Shares purchased upon exercise of the right to purchase Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Plan.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of my participation in the Plan or the purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to purchase Shares on my behalf under the Plan and refuse to issue or deliver the Shares if I fail to comply with my obligations in connection with the Tax-Related Items as described in this Section 7.

8.
I understand that if I am a U.S. taxpayer (regardless of whether I am also subject to tax in any other country), I am participating in the Code Section 423(b) component of the Plan2 and I dispose of any Shares acquired under the Plan before the later to occur of: (1) two years after the first day of the Offer Period during which I purchased such Shares, and (2) one year after the Purchase Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the Shares at the time such Shares were purchased over the Purchase Price paid for the Shares, regardless of whether I sold such Shares for a gain or a loss. In such circumstances, I hereby agree to notify the Company in writing prior to the end of the calendar year in which any Shares were disposed of and to make adequate provisions for Tax-Related Items which arise upon the disposition of the Shares.

9.	By completing the online enrollment process and participating in the Plan, I understand, acknowledge and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of rights to purchase Shares under the Plan is voluntary and does not create any contractual or other right to receive future grants of rights to purchase Shares, or benefits in lieu of rights to purchase Shares even if I am automatically receiving new rights to purchase Shares at the end of each Offer Period absent a withdrawal;

(c)    all decisions with respect to future rights to purchase Shares under the Plan, if any, will be at the sole discretion of the Company;

(d)	I am voluntarily participating in the Plan;

(e) the right to purchase Shares and any Shares purchased under the Plan, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of my employment contract, if any;

(f) this Enrollment Form Agreement and my participation in the Plan do not constitute an express or implied promise of continued employment with the Employer and will not interfere with my right or the right of the Employer to terminate my employment relationship at any time;

2 Please check with the Company to determine whether this requirement applies to you.

(g) unless otherwise agreed with the Company, the right to purchase Shares and the Shares purchased under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary or Affiliate;

(h) the right to purchase Shares and any Shares purchased under the Plan are not intended to replace any pension rights or compensation;

(i) the right to purchase Shares and any Shares purchased under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(j) the grant of rights to purchase Shares and my participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;

(k) the future value of the Shares underlying the rights to purchase Shares is unknown, indeterminable and cannot be predicted with certainty;

(l) in consideration of the grant of rights to purchase Shares, no claim or entitlement to compensation or damages shall arise from forfeiture of the rights to purchase Shares resulting from termination of employment (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws or the terms of my employment agreement, if any) and I irrevocably release the Company and/or my Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, I shall be deemed irrevocably to have waived my entitlement to pursue such claim;

(m) in the event of termination of my employment relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of local labor laws or the terms of my employment agreement, if any), my right to purchase Shares under the Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered actively employed while on leave of absence);

(n) the right to purchase Shares and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(o)    the following provisions apply only if I am providing services outside the
United States:
(1) the right to purchase Shares and any Shares purchased under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes; and

(2) neither the Company, nor the Employer nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the Shares or any amounts due pursuant to the purchase of the Shares or the subsequent sale of any Shares purchased under the Plan.

10.	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying Shares. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

11.
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Enrollment Form Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all rights to purchase Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to any third parties assisting in the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that, if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company and any recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any Shares acquired upon purchasing Shares under the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan.

I understand that, if I reside outside the United States, I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant the right to purchase Shares or other equity awards to me, or administer or maintain such awards. Therefore, I understand, that refusing or withdrawing my consent may affect my ability to exercise or realize benefits from the right to purchase Shares or otherwise participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

12.	Except as may be approved by the Committee, the right to purchase Shares under the Plan is not transferable, except by will or by the laws of descent and distribution, and is exercisable during my lifetime only by me.

13.
If I have received this Enrollment Form Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

14.
I acknowledge that the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.
This grant of rights to purchase Shares and the provisions of this Enrollment Form Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of the right to purchase Shares or this Enrollment Form Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

16.
The provisions of this Enrollment Form Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.
Notwithstanding any provisions in this Enrollment Form Agreement, the grant of rights to purchase Shares and my participation in the Plan shall be subject to any special terms and conditions for my country set forth in Appendix I (attached to this Enrollment Form Agreement). Moreover, if I relocate to one of the countries included in Appendix I, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix I constitutes part of this Enrollment Form Agreement.

18.
The Company reserves the right to impose other requirements on my participation in the Plan, on the right to purchase Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.
I acknowledge that, depending on my country, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell Shares or rights to Shares under the Plan during such times as I am considered to have “inside information” regarding the Company (as defined by local laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions, and that I should speak to my personal advisor on this matter.

20.
I acknowledge that my country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect my ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside my country. I may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the Plan to my country through a designated bank or broker and/or within a certain time after receipt. I further acknowledge that it is my responsibility to be compliant with such regulations, and that I should consult my personal legal advisor for any details.

21.
I acknowledge that a waiver by the Company of breach of any provision of this Enrollment Form Agreement shall not operate or be construed as a waiver of any provision of this Enrollment Form Agreement, or of any subsequent breach by me or any other participant.

By electronically agreeing to this Enrollment Form Agreement through the Morgan Stanley website, you agree to all of the terms and conditions contained in this Enrollment Form Agreement, any special terms and conditions for my country set forth the Appendix I and in the Plan.

APPENDIX I

MAXIM INTEGRATED PRODUCTS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM AGREEMENT
SPECIAL TERMS AND CONDITIONS/NOTIFICATIONS
FOR NON-U.S. PARTICIPATING EMPLOYEES

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Enrollment Form Agreement and the Plan.

Terms and Conditions

This Appendix I includes additional terms and conditions that govern your participation in the Plan if you reside and/or work in one of the countries listed herein.

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, are considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Offer Date, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to you under these circumstances.

Notifications

This Appendix I also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the Shares are purchased on your behalf or you sell Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, are considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Offer Date, the information contained herein may not be applicable in the same manner to you.

AUSTRIA

Terms and Conditions

Interest Waiver

By electing to participate in the Plan and agreeing to the Enrollment Form Agreement, you unambiguously consent to waive your right to any interest arising in relation to the payroll deductions taken from your Eligible Compensation in connection with your participation in the Plan.

Notifications

Exchange Control Notification
If you hold Shares obtained through the Plan outside Austria (even if held outside of Austria with an Austrian bank), you may be required to submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter is equal to or greater than €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 is equal to or greater than €5,000,000. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

When Shares are sold or cash dividends received, there may be exchange control obligations if the cash proceeds are held outside Austria. If the transaction volume of all cash accounts abroad is equal to or greater than €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.

CANADA

Terms and Conditions

Nature of Grant. This provision replaces Section 9(l) of the Enrollment Form Agreement:

(l) in the event of termination of my employment relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of local labor laws or the terms of my employment agreement, if any), my right to purchase Shares under the Plan, if any, will terminate effective as of the date that is the earlier of (1) the date on which my employment relationship is terminated; (2) the date I receive written notice of termination of my employment relationship; or (3) the date I am no longer actively employed, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed for purposes of may participation in the Plan(including whether I may still be considered actively employed while on leave of absence);
The following provisions will apply if you are a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Enrollment Form Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis donnés et procédures judiciaries exécutés, donnés ou intentées en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy. The following provision supplements Section 11 of the Enrollment Form Agreement:

I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.

I further authorize the Company, the Employer and/or any other Subsidiary or Affiliate to disclose and discuss the Plan with their advisors. I also authorize the Company, the Employer and/or any other Subsidiary or Affiliate to record such information and to keep such information in my employment file.

Notifications

Securities Law Notification. You may not be permitted to sell within Canada the Shares acquired under the Plan. You may only be permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently the Shares are listed on the Nasdaq Global Select Market in the United States of America.

Foreign Asset/Account Reporting Notification. Foreign property, including shares, rights to purchase shares, and other rights to receive shares (e.g., stock options, restricted stock units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of such employee’s foreign assets exceeds C$100,000 at any time during the year. Thus, such stock options and rights to purchase shares must be reported, generally at nil cost, if the $100,000 cost threshold is exceeded because other foreign property is held by the employee. When shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if the employee owns shares of the same company, this ACB may have to be averaged with the ACB of the other shares.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly the German Federal Bank. From September 2013, the German Federal Bank no longer will accept reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de. In the event that German residents make or receive a payment in excess of this amount, they are responsible for complying with applicable reporting requirements.. In addition, in the unlikely event that German residents hold shares exceeding 10% of the total capital or voting rights of a foreign company (such as the Company), they must report holdings in the company on an annual basis.

INDIA

Terms and Conditions

Quick Sale Program. You acknowledge and understand that immediately following the issuance of Shares on the Purchase Date, such Shares will be sold under the Quick Sale Program, which is described in detail in Appendix II. You may opt-out of or withdraw from the Quick Sale Program by following the instructions in Appendix II.

Notifications

Exchange Control Notification. Indian residents must repatriate to India any proceeds from the sale of Shares within 90 days of receipt and any dividends received in relation to Shares within 180 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with the applicable exchange control laws in India.

Foreign Asset/Account Reporting Notification. Indian residents are required to declare in their annual tax returns (a) any foreign assets they hold and (b) any foreign bank accounts for which they have signing authority.

IRELAND

Terms and Conditions

Tax Withholding. This provision supplements Section 7 of the Enrollment Form Agreement:

As a condition of your participation in the Plan, you authorize the Company or the Employer to withhold Tax-Related Items arising in Ireland at the time you exercise your right to purchase Shares, regardless of the fact that such withholding may not be required by law. You further acknowledge and agree that the Company or the Employer may accomplish such withholding by any one or any combination of the methods described in Section 7 of the Enrollment Form Agreement. Notwithstanding this provision, you acknowledge and agree that, should the Company or the Employer fail to withhold Tax-Related Items for any or no reason, it remains your obligation to satisfy all Tax-Related Items and neither the Company nor the Employee will be liable for your failure to satisfy such obligations.

Notifications

Director Notification. If you are a director of an Irish Subsidiary or Affiliate, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest (e.g., a right to purchase Shares, Shares) and the number and class of Shares or rights to which the interest relates, or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. These notification requirements also apply to a shadow director or secretary of the Irish Subsidiary or Affiliate (i.e., an individual who is not on the Board of Directors of the Irish Subsidiary or Affiliate but who has sufficient control so that the Board of Directors of the Irish Subsidiary acts in accordance with the “directions or instructions” of the individual) and with respect to the interests of your spouse or minor children (whose interests will be attributed to you if you are a director, shadow director or secretary).

JAPAN

Notifications

Foreign Asset/Account Reporting Notification. Japanese residents are required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include details of any cash, rights to purchase Shares under the Plan or Shares held by you in the report.

KOREA

Terms and Conditions

Power of Attorney. You understand that, by electronically agreeing to the Enrollment Form Agreement through the Morgan Stanley website, you provide the Company with the attached Power of Attorney and agree to all of the terms and conditions described therein. You further understand that the Company may request that you print, sign and return the attached Power of Attorney, if the Company determines it is necessary in order for you to participate in the Plan. If so requested, you agree to provide a signed hard copy of the attached Power of Attorney to the Company without delay.

Notifications

Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more in a single transaction from the sale of Shares or the receipt of dividends to repatriate the proceeds to Korea within 18 months of the sale/receipt.

Foreign Asset/Account Reporting Notification. Korean residents are required to declare foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) they hold in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” (“IGA”) with Korea. A report must be filed with the Korean tax authorities if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine whether the country in which they hold foreign accounts have entered into an IGA with Korea.

(Power of Attorney on next page - please use the form for your specific Employer)

Power of Attorney
(For Employees of Maxim Integrated Product Korea Jusik Hoesa)

KNOW ALL MEN BY THESE PRESENTS:

That _________________________, an employee working for Maxim Integrated Products Korea Inc., a company organized under the laws of the Republic of Korea with principal offices at 1st & 3rd Fl, M Tower 154‐11, Samsung‐dong, Gangnam‐gu, Seoul, Korea, does hereby appoint attorney-in-fact, Maxim Integrated Products Korea Inc., through its duly appointed representative, with full power and authority to do the following:

1. To prepare, execute and file any report/application and all other documents required for implementation of the Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) in Korea;

2. To take any action that may be necessary or appropriate for implementation of the Plan with the competent Korean authorities, including but not limited to the transfer of my payroll deductions through a foreign exchange bank; and

3. To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.

I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this day of , 20 .

By: _______________________________
(Signature)

Power of Attorney
(For Employees of Maxim Integrated Products International Sales Limited, Korean Branch)

KNOW ALL MEN BY THESE PRESENTS:

That __________________________, an employee working for Maxim Integrated Products
International Sales Limited, Korean Branch, a company organized under the laws of the Republic of Korea with principal offices at 505 Korea City Air Terminal, I 59-6 Samsung-dong, Gangnam-gu, Seoul, Korea, does hereby appoint attorney-in-fact, Maxim Integrated Products International Sales Limited, Korean Branch, through its duly appointed representative, with full power and authority to do the following:

1. To prepare, execute and file any report/application and all other documents required for implementation of the Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) in Korea;

2. To take any action that may be necessary or appropriate for implementation of the Plan with the competent Korean authorities, including but not limited to the transfer of my payroll deductions through a foreign exchange bank; and

3. To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.

I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this day of , 20 .

By: _______________________________
(Signature)

PHILIPPINES

Terms and Conditions

Issuance of Shares. You acknowledge and understand that, if the issuance of Shares on the Purchase Date does not comply with all applicable Philippines securities laws, Shares will not be purchased on your behalf. In particular, Shares will not be purchased on your behalf unless and until the Philippines Securities and Exchange Commission authorizes the issuance of Shares under the Plan by approving the Company’s request for exemption (or exemption renewal, as applicable) from the securities registration requirement.

Quick Sale Program. You acknowledge and understand that immediately following the issuance of Shares on the Purchase Date, such Shares will be sold under the Quick Sale Program, which is described in detail in Appendix II. You may opt-out of or withdraw from the Quick Sale Program by following the instructions in Appendix II.

Notifications

Securities Law Information. This offer of rights to purchase Shares is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission. You should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of Shares on the Nasdaq Global Select Market (“Nasdaq”) and the risk of currency fluctuations between the United States Dollar (“U.S. Dollar”) and your local currency. In this regard, you should note that the value of any Shares you may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between you local currency and the U.S. Dollar may affect the value of the right to purchase Shares, or any amounts due to you upon the subsequent sale of Shares acquired under the Plan. The Company is not making any representations, projections or assurances about the value of Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of Shares, you should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's website at http://www.maximintegrated.com. In addition, you may receive, free of charge, a copy of the Company's Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company's stockholders by contacting the Stock Administration Department at the address below:

Stock Administration
Maxim Integrated Products, Inc.
14460 Maxim Drive
Dallas, TX 75244
United States of America
Phone: +1 (972) 371-3435

The sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market in the United States of America.

SINGAPORE

Notifications

Securities Law Notification. The grant of rights to purchase Shares under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the rights to purchase Shares or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the purchase rights are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the purchase rights in Singapore, unless such sale or offer is made after six months from the date the rights to purchase Shares are granted or pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section
280) of the SFA.

Chief Executive Officer and Director Notification Requirement. If you are the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singaporean Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., purchase rights, Shares) in the Company or any related companies. In addition, you must notify the Singaporean Subsidiary or Affiliate when you sell Shares of the Company or any related company (including when you sell Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of interests in the Company or any related company within two business days of becoming the CEO or a director, associate director or shadow director.

TAIWAN

Notifications

Securities Law Notification. The offer of participation in the Plan is available only for employees of the Company, the Employer and/or any other Subsidiary or Affiliate. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notification. Taiwanese residents may remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Terms and Conditions
Quick Sale Program. You acknowledge and understand that immediately following the issuance of Shares on the Purchase Date, such Shares will be sold under the Quick Sale Program, which is described in detail in Appendix II. You may opt-out of or withdraw from the Quick Sale Program by following the instructions in Appendix II.

Consent to Transfer Funds. By participating in the Plan, you agree to execute any consents that may be required to effect the transfer of your accumulated payroll deductions to the Company for the purchase of Shares under the Plan, promptly upon request of the Company.

Notifications

Exchange Control Notification. If proceeds from the sale of Shares or the receipt of dividends equal or exceed US$50,000 in a single transaction, Thai residents are required to repatriate such proceeds to Thailand immediately upon receipt. The funds must be converted into Thai Baht or deposited into a foreign currency account in Thailand within 360 days of remittance into Thailand. Thai residents will be required to provide information associated with the source of such income on the Foreign Exchange Transaction Form to the Bank of Thailand authorized agent for reporting to an exchange control officer. Because exchange control regulations change frequently and without notice, you should consult your personal tax advisor before selling Shares to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company, nor the Employer nor any other Subsidiary or Affiliate will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

UNITED STATES

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Tax Acknowledgment. The following provisions supplement Section 7 of the Enrollment Form Agreement:

You agree that if payment or withholding of the income tax is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) U.K. Income tax (Earnings and Pensions) Act 2003 (the “Due Date”), and provided you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), then the amount of any uncollected income tax due shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then- current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable by you and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Enrollment Form Agreement.

In the event that you are an executive officer or director and income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on the additional benefit directly to HMRC under the self-assessment regime and for reimbursing Company or the Employer (as applicable) the amount of any NICs due on this additional benefit which may be recovered from you at any time thereafter by any of the means referred to in Section 7 of the Enrollment Form Agreement.

Joint Election. As a condition of your participation in the Plan and purchasing Shares thereunder, you agree to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Employer with respect to the Taxable Event (“Employer NICs”). Without limitation to the foregoing, you agree to execute a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consents or elections as provided to you by the Company or the Employer. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer.

If you do not enter into the NICs Joint Election prior to the first Purchase Date, or if the Joint Election is revoked at any time by HMRC, you shall, without any liability to the Company and/or the Employer, not be entitled to purchase Shares.

You further agree that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 7 of the Enrollment Form Agreement, as supplemented above.

APPENDIX II

MAXIM INTEGRATED PRODUCTS, INC.

Quick Sale Program for Participants in India, Philippines and Thailand in the 2008
Employee Stock Purchase Plan (the “Plan”)

Morgan Stanley, LLC (“Morgan Stanley”) and Maxim Integrated Products, Inc. (the “Company” or “Maxim”) offer participants in the Plan in India, the Philippines and Thailand the opportunity to sell, through a Quick Sale Program (the “Program”), all of their shares of Maxim common stock (“Shares”) purchased under the Plan following each purchase period. You will be automatically enrolled in the Program and your shares will be sold under the Program unless you opt-out or withdraw by following the “Opt-Out Instructions” below.

If you do not opt-out of the Program, Morgan Stanley will automatically sell your Shares as soon as they are available, which is expected to be 3-5 days after each applicable Purchase Date as defined in the ESPP. Proceeds from the sale of the Shares will be remitted to you via payroll, less applicable taxes, on the next regular payroll date or the one thereafter. You do not need to take further action in order to sell Shares purchased on future Purchase Dates. Such Shares will automatically be sold for as long as you participate in the Program.

Opt-Out Instructions: Your participation in the Program shall remain in effect unless and until you give clear, written instructions to terminate it by sending an email to Inna.Vilig@maximintegrated.com, with a copy to Denise.Ledbetter@maximintegrated.com, no later than 30 days before the next Purchase Date under the Plan to permanently withdraw/opt-out of the Quick Sale Program.

If you participate in the Program, then Morgan Stanley will charge you a brokerage fee of USD $.03 per share for each of the Shares sold under the Program. If you opt out and elect not to participate in the Program, you may still sell your Shares, however, you will need to do so by logging onto your account at www.benefitaccess.com or by contacting Morgan Stanley directly, in which case Morgan Stanley will charge you a brokerage fee of (i) USD $.03 per share for each of the Shares sold, or (ii) USD $25 (and a mandatory SEC fee of $5), whichever is greater. In addition, if you elect to opt out and not participate in the Program and you sell the Shares at a future date, Morgan Stanley will charge you an additional USD $10 to receive the sale proceeds via a check or USD $25 to receive the sale proceeds via a wire transfer.

You hereby authorize Morgan Stanley to sell on the NASDAQ Stock Exchange all Shares purchased by you under the Plan following the purchase of Shares until revoked in accordance with the “Opt Out Instructions” described above, as soon as they are available. You hereby hold Morgan Stanley and the Company harmless for the transactions made pursuant to the Program and understand that selling these Shares assumes certain currency, timing and market risks.

You acknowledge that participation in the Program and the Plan automatically terminates upon termination of employment from the Company (or its subsidiaries) for any reason. Nothing contained herein obligates the Company from continuing to offer the Plan or the Program, and the Company has the right, in its sole and absolute discretion, to terminate the Plan or to terminate the Plan offering in India, the Philippines and Thailand. All terms and conditions contained are subject to the provisions contained in the Plan.